UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2005

Veritas DGC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 is incorporated herein by reference.

Item 3.03.              Material Modifications of Rights Security Holders.

On May 31, 2005, we entered into Amendment No. 1 to Rights Agreement between Veritas DGC Inc. and Mellon Shareholder Services, L.L.C. relating to our Preferred Stock Purchase Rights.  Amendment No. 1 to Rights Agreement primarily eliminates the requirement that certain actions and determinations by the Board of Directors are prohibited unless at the time of such determination there are then in office not less than five Continuing Directors (as defined in the Rights Agreement dated May 15, 1997) and the determination or action in question is also approved by a majority of the Continuing Directors then in office.  Amendment No. 1 to Rights Agreement also amends certain other provisions of the original Rights Agreement, including, among other things, updating the name of the Rights Agent to reflect its current name, clarifying the Rights Agent’s liability, and changing each parties’ notice addresses.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibit

Exhibit No.	Description

4.1

Rights Agreement between Veritas DGC Inc. and ChaseMellon Shareholder Services, L.L.C. dated as of May 15, 1997. (Exhibit 4.1 to Veritas DGC Inc.’s Current Report on Form 8-K filed May 27, 1997 is incorporated herein by reference.)

4.2

Amendment No. 1 to Rights Agreement between Veritas DGC Inc. and Mellon Shareholder Services, L.L.C. dated as of May 31, 2005 (Exhibit 4.2 to Veritas DGC Inc.’s Amendment No. 2 to Registration Statement on Form 8-A filed May 31, 2005 is incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	May 31, 2005	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Rights Agreement between Veritas DGC Inc. and ChaseMellon Shareholder Services, L.L.C. dated as of May 15, 1997. (Exhibit 4.1 to Veritas DGC Inc.’s Current Report on Form 8-K filed May 27, 1997 is incorporated herein by reference.)

4.2

Amendment No. 1 to Rights Agreement between Veritas DGC Inc. and Mellon Shareholder Services, L.L.C. dated as of May 31, 2005 (Exhibit 4.2 to Veritas DGC Inc.’s Amendment No. 2 to Registration Statement on Form 8-A filed May 31, 2005 is incorporated herein by reference.)